Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT dated as of July 9, 2015 (this “Amendment Agreement”) to the Revolving Credit Agreement, dated as of December 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), among Walgreen Co., an Illinois corporation (“Walgreens”), Walgreens Boots Alliance, Inc., a Delaware corporation (“Walgreens Boots Alliance”), the institutions from time to time parties thereto as Lenders and Mizuho Bank, Ltd., as administrative agent (the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Amended Credit Agreement (as defined below) and used herein shall have the meanings given to them in the Amended Credit Agreement.

WHEREAS, Walgreens Boots Alliance has requested an amendment to the Existing Credit Agreement pursuant to which Walgreens will cease to be a party to the Existing Credit Agreement (including as a Borrower thereunder), the Walgreens Guarantee will terminate and the obligations of Walgreens under the Walgreens Guarantee will be unconditionally released and discharged; and

WHEREAS, in order to effect the foregoing, Walgreens Boots Alliance and the other parties hereto desire to amend, as of the First Amendment Effective Date (as defined below), the Existing Credit Agreement, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Amendment of the Existing Credit Agreement.  Effective as of the First Amendment Effective Date, the Existing Credit Agreement and all schedules and exhibits thereto are hereby amended (the Existing Credit Agreement as amended by the Amendments (as defined below), the “Amended Credit Agreement”) to:

(a)          replace each of the definitions of “Borrower” and “Designated Borrower” in Section 1.01 of the Existing Credit Agreement, as applicable, as follows:

“Borrower” means, as applicable, Walgreens Boots Alliance (from and after such time as the conditions set forth in Section 4.05 have been satisfied or waived), each Designated Borrower, and each of their respective permitted successors and assigns (including, without limitation, a debtor-in-possession on its behalf).

“Designated Borrower” means any Wholly-Owned Subsidiary of Parent designated for borrowing privileges under this Agreement in accordance with Section 2.23.

(b)         make such other changes as are necessary to remove Walgreens as a Borrower under the Amended Credit Agreement from and after the First Amendment Effective Date, it being hereby agreed that from and after such date, Walgreens is not (i) a Borrower under the Amended Credit Agreement and (ii) a party to the Amended Credit Agreement or any other Loan Document (unless, in each case, Walgreens Boots Alliance shall designate Walgreens as a Designated Borrower in accordance with Section 2.23 of the Amended Credit Agreement);

(c)         delete (i) Article 17 of the Existing Credit Agreement in its entirety and (ii) the definitions of “Walgreens” Guarantee” and “WBA Obligations” from Section 1.01 of the Existing Credit Agreement;

(d)         replace Section 7.09 of the Existing Credit Agreement in its entirety as follows:

“Section 7.09. Guarantees. So long as any Wholly Owned Subsidiary of Parent is a Designated Borrower, the Parent Guarantee in respect of such  designated Borrower shall for any reason cease (other than in accordance with the  terms hereof) to be valid and binding on Parent, or Parent shall so state in writing.”

(e)          replace Section 8.02(e) of the Existing Credit Agreement in its entirety as follows:

“(e) Release, other than in accordance with the terms hereof, all or substantially all of the value of any guarantee of the Obligations (including the Parent Guarantee) or all or substantially all of the collateral, if any, securing the Obligations, without the consent of all Lenders.”

(f)           make such other changes as are necessary to eliminate the Walgreens Guarantee from the Amended Credit Agreement, it being hereby agreed that from and after the First Amendment Effective Date, the Walgreens Guarantee is terminated  and shall have no force and effect and the obligations of Walgreens under the Walgreens Guarantee are unconditionally released and discharged; and

(g)         make certain conforming or other changes to effectuate each of the above, including modifications and deletions of certain definitions and cross-references (the deletions, amendments and other modifications set forth in clauses (a) through (f) above and this clause (g), collectively, the “Amendments”).

Section 2.  Representations and Warranties.  To induce the Administrative Agent and the Lenders to enter into this Amendment Agreement, Walgreens Boots Alliance hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)          Walgreens Boots Alliance has the power and authority to execute and deliver this Amendment Agreement and to perform its obligations hereunder.  The execution and delivery by Walgreens Boots Alliance of the Amendment Agreement and the performance of its obligations hereunder have been duly authorized by proper proceedings, and the Amendment Agreement constitutes a legal, valid and binding obligation of Walgreens Boots Alliance enforceable against Walgreens Boots Alliance in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws relating to or affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)         As of the First Amendment Effective Date, no Default or Unmatured Default has occurred and is continuing or would result from this Amendment Agreement or any transactions contemplated hereby.

(c)          Each of the representations and warranties contained in Article 5 of the Amended Credit Agreement (other than the representations and warranties contained in Sections 5.05 and 5.07) are true and correct in all material respects (except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects) as of the First Amendment Effective Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects) on and as of such earlier date.

(d)         As of the First Amendment Effective Date, Walgreens has no Obligations (other than any contingent indemnification obligations for which no claim has been made) outstanding under the Amended Credit Agreement.

Section 3.  Effectiveness of this Amendment Agreement and the Amended Credit Agreement.  The effectiveness of this Amendment Agreement and the amendment of the Existing Credit Agreement set forth herein is subject to the satisfaction of the following conditions precedent (the date on which all of such conditions shall first be satisfied (or waived), which in the case of clause (b) may be substantially concurrent with the satisfaction of the other conditions specified below, the “First Amendment Effective Date”):

(a)          The Administrative Agent’s (or its counsel’s) receipt of the following:

(i)        either (i) a counterpart of this Amendment Agreement signed on behalf of each party hereto or (ii) customary written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Amendment Agreement) that such party has signed a counterpart of this Amendment Agreement; and

(ii)        an officer’s certificate signed by an Authorized Officer of Walgreens Boots Alliance certifying as to the matters set forth in Section 2(b), 2(c) and 2(d) hereof;

(b)           Walgreens Boots Alliance shall have paid all fees, costs and expenses due and payable to the Administrative Agent, for itself and on behalf of the Lenders, or its counsel on the First Amendment Effective Date for which Walgreens Boots Alliance has received an invoice (provided that such invoice may reflect an estimate and/or only costs processed to date and shall not thereafter preclude a final settling of accounts between Walgreens Boots Alliance and the Administrative Agent, including with respect to fees, costs or expenses incurred prior to the First Amendment Effective Date); and

(c)            An irrevocable notice of redemption under and pursuant to the terms of that certain Indenture dated as of July 17, 2008, as supplemented from time to time, among Walgreens and Wells Fargo Bank, National Association, as trustee (the ‘Trustee”) notifying the Trustee and the holders of the 2017 Notes (as defined below) and 2019 Notes (as defined below) of Walgreens’ redemption of all of the $1,000,000,000 aggregate outstanding principal amount of its 1.800% notes due 2017 (the “2017 Notes”) and $750,000,000 of the $1,000,000,000 aggregate outstanding principal amount of its 5.25% notes due 2019 (the “2019 Notes”) on August 10, 2015 shall have been delivered (or, substantially contemporaneously with the effectiveness of this Amendment Agreement, shall be delivered) to the Trustee and the holders of the 2017 Notes and 2019 Notes.

Section 4.  Effect of Amendment.  Section 1 Except as expressly set forth herein or in the Amended Credit Agreement, this Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Existing Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or of any other Loan Document, all of which, subject to the terms of the Amended Credit Agreement, are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle Walgreens Boots Alliance to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, Amended Credit Agreement or any other Loan Document in similar or different circumstances.

(b)          On and after the First Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Amended Credit Agreement.  This Amendment Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

Section 5.  Governing Law.  THIS AMENDMENT AGREEMENT AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 6.  Counterparts.  This Amendment Agreement may be executed in any number of counterparts (and by different parties hereto in separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment Agreement by telecopy or email shall be as effective as delivery of a manually executed counterpart hereof.

Section 7.  Headings.  Section headings in this Amendment Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Amendment Agreement.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date first written above.

WALGREENS BOOTS ALLIANCE, INC.

By:	/s/ George R. Fairweather
	Name:	George R. Fairweather
	Title:	Executive Vice President and Global Chief Financial Officer

[Signature Page – First Amendment]

MIZUHO BANK, LTD., as Administrative Agent and a Lender

By:	/s/ Takayuki Tomii
Name: Takayuki Tomii
Title: Authorized Signatory

[Signature Page – First Amendment]

HSBC BANK USA, N.A., as a Lender

By:	/s/ Roderick Feltzer
Name: Roderick Feltzer
Title: Vice President

[Signature Page – First Amendment]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Frances W. Josephic
Name: Frances W. Josephic
Title: Vice President

[Signature Page – First Amendment]